November 18, 2004

Mr. Richard Gardner
President
CLK Energy, Inc.
1615 Poydras St.
5th. Floor
New Orleans, LA 70112

Re:  Bayou Choctaw Field - West Baton Rouge and Iberville Parishes, Louisiana

Dear Rick:

This letter is to evidence the agreement by and between CLK Energy, Inc., a Delaware corporation ("CLK"), and VTEX Energy, Inc., a Nevada corporation
("VTEX"), with respect to those certain working interests (an undivided 67% interest in certain leases with an undivided 33% interest in certain leases insofar as they cover a certain tract of land) in the Bayou Choctaw Field, located in the Parishes of Iberville and West Baton Rouge, Louisiana, acquired by CLK pursuant to that certain Purchase and Sale Agreement ("PSA") dated effective as of 11:59 p.m. (CDT) on June 30, 2004 (the "Effective Time") by and between CLK, as Buyer, and Icon Oil U.S., LLC ("Icon"), Bligh Petroleum, Inc. and Bligh PNG Limited ("Bligh PNG") The entirety of the interests acquired by CLK pursuant to the PSA are hereinafter referred to as "Bayou Choctaw".

The letter dated July 13, 2004 between CLK and VTEX as amended is hereby amended by removing the date "November 19, 2004" as it appears in the paragraph numbered
1. and replacing it with the date of "November 30, 2004". Except as amended hereby and as previously amended, the letter dated July 13, 2004 is confirmed and ratified and in full force and effect.

Very truly yours,

VTEX Energy, Inc.

/S/ Stephen Noser
-----------------

By: Stephen Noser
Its:President


                        Accepted and Agreed to this 18th day of November, 2004:

                                            CLK Energy, Inc.

                                            /S/ R. L. Gardner
                                            -----------------
                                            By: R. L. Gardner
                                            Its:President